EXHIBIT 11

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
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                                        Three Months                Nine Months
                                                                            Ended                      Ended
                                                                     September 30, 1999          September 30, 1999


Net Income                                                      $                  105,951                     507,021
                                                                   ========================   =========================

Weighted average shares outstanding
  for basic EPS computation                                                        751,564                     808,057

Reduction for common shares not yet
  Released by Employee Stock Ownership Plan                                       (58,455)                    (62,951)
                                                                   ------------------------   -------------------------

Total weighted average common shares
   Outstanding for basic computation                                               693,109                     745,106
                                                                   ========================   =========================

Basic earnings per share                                                             $0.15                       $0.68
                                                                   ========================   =========================

Total weighted average common shares
  Outstanding for basic computation                                                693,109                     745,106

Common stock equivalents due to
  dilutive effect of stock options                                                   5,467                       1,621
                                                                   ------------------------   -------------------------

Total weighted average common shares and
  Equivalents outstanding for diluted
  Computation                                                                      698,576                     746,727
                                                                   ========================   =========================

Diluted earnings per share                                                           $0.15                       $0.68
                                                                   ========================   =========================
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